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                             CERTIFICATE OF INCORPORATION
                                          OF
                                  DVD EXPRESS, INC.

          FIRST:    The name of this corporation is DVD Express, Inc. (the
"Corporation").

          SECOND:   The address of the registered office of the Corporation in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street, City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is National Registered Agents, Inc.

          THIRD:    The purpose of the Corporation is to engage in any lawful
act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 to the Delaware Code (the "GCL").

          FOURTH:   (a)   The total number of shares which the Corporation
shall have authority to issue is 50,000,000 shares of Common Stock, par value $0.0001 per share (the "Common Stock") and 10,000,000 shares of Preferred Stock, par value $0.0001 per share (the "Preferred Stock")

                    (b) The holders of the issued and outstanding shares of Common Stock shall be entitled to one vote per share of Common Stock held by them on all matters voted upon by stockholders of the Corporation, including, but not limited to, the election of directors.

                    (c) The Preferred Stock may be divided into such number of series as the Board of Directors of this Corporation may determine. The Board of Directors of this Corporation is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued class or series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors of this Corporation, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors of this Corporation originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of that series.

          FIFTH:    Special meetings of the stockholders for any purpose or
purposes may be called at any time only by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or President of the Corporation.

          SIXTH:    (a)   The directors of the Corporation shall be divided
into three classes, designated Class I, Class II and Class III. The term of the initial Class I directors shall terminate on the date of the 2002 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2001 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 2000 annual meeting of stockholders. At each annual meeting of stockholders beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors

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is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as reasonably possible, and any additional directors of any class elected to fill a vacancy resulting from a increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent directors. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and not by the stockholders. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the terms of the class to which such director shall have been elected.

                    (b) Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, for cause only, by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article SIXTH as one class.

                    (c) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to paragraph (c) of Article FOURTH applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

          SEVENTH:  (a)   Elections of directors at an annual or special
meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

                    (b) Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the Bylaws of the Corporation, and may not be taken by written consent of the stockholders pursuant to the GCL.

          EIGHTH:   The officers of the Corporation shall be chosen in such a
manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

          NINTH:    (a)   The Corporation shall indemnify to the fullest extent
authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he/she, his/her testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other Corporation, partnership, joint venture, trust, employee


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benefit plan or enterprise, in any capacity.  Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section (a) of Article NINTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

                    (b) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to repeal of this Section (b) of Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                    (c) In furtherance and not in limitation of the powers conferred by statute:

                          (i) The Corporation may purchase and maintain
insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify against such liability under the provisions of law; and

                          (ii)     The Corporation may create a trust fund,
grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

          TENTH:    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation.

          ELEVENTH:      The name and mailing address for the Incorporator of
the Corporation is as follows: Daniel F. Plucinski, c/o Troop Steuber Pasich Reddick & Tobey, LLP, 2029 Century Park East, 24th Floor, Los Angeles, California 90067.

          TWELFTH:       The Corporation reserves the right to repeal, alter,
amend or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.


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          IN WITNESS WHEREOF, the undersigned has executed the Certificate of
Incorporation this 6th day of April, 1999.


                                   /s/ Daniel F. Plucinski
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                                   Daniel F. Plucinski
                                   Incorporator






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